                                                                   EXHIBIT 99.1


[CRDA NYSE LOGO]   [CRDB NYSE LOGO]


                           [CRAWFORD & COMPANY LOGO]
                                 PRESS RELEASE
                 CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E.
              P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830


FOR IMMEDIATE RELEASE                                   DATE: APRIL 26, 2004
                                                        FROM: MARSHALL G. LONG
                                                        CHIEF EXECUTIVE OFFICER

-------------------------------------------------------------------------------

                  CRAWFORD REPORTS FIRST QUARTER 2004 RESULTS

Crawford & Company (NYSE: CRDA and CRDB) announced its financial results for the first quarter ended March 31, 2004.

First quarter 2004 revenues before reimbursements totaled $169.9 million compared with $167.3 million in the 2003 first quarter. First quarter 2004 net income was $2.4 million versus $3.2 million for the 2003 first quarter. First quarter 2004 net income per share was $0.05 per share, compared with $0.07 in the prior-year quarter.

Operating earnings is one of the key performance measures used by the Company's senior management to evaluate the performance of its business and make resource allocation decisions. The Company believes this measure is useful to investors in that it allows them to evaluate its performance using the same criteria that management uses. Operating earnings (earnings before net corporate interest and taxes) in the 2004 first quarter totaled $5.1 million compared with $6.4 million in the comparable 2003 quarter. Following is a reconciliation of consolidated net income to operating earnings and the related margin as a percentage of revenues before reimbursements:


                                   Quarter Ended                    Quarter Ended
                                     March 31,         Margin          March 31,         Margin
(in thousands)                         2004              %               2003              %
                                   -------------       ------       -------------        -----

Net income                            $2,389            1.4%            $3,249            1.9%
Add:
    Net corporate interest             1,337             .8              1,279             .8
    Income taxes                       1,368             .8              1,859            1.1
                                      ------            ---             ------            ---
Operating earnings                    $5,094            3.0%            $6,387            3.8%
                                      ======            ===             ======            ===

U.S. revenues before reimbursements were $109.3 million in the first quarter of 2004 compared with $115.1 million in the 2003 first quarter. Revenues from the insurance company market were $50.4 million in the 2004 first quarter compared with $58.7 million in the 2003 period, reflecting a continued softening in the Company's U.S. insurance company referrals for high-frequency, low-severity claims in the current quarter. Revenues from self-insured clients were $40.4 million in the 2004 first quarter compared with $42.5 million in the 2003 quarter, primarily reflecting declines in U.S. employment levels and associated injury rates, which have contributed to a reduction in workers' compensation claims. Recently reported gains in U.S. employment levels should benefit future revenues from self-insured clients. Class action services revenues were $18.5 million for the 2004 first quarter, compared with $13.9 million in the comparable year-ago quarter. This increase is primarily the result of work performed on major projects which were awarded in late 2003.

First quarter 2004 international revenues grew to $60.5 million from $52.2 million for the same period in 2003. This growth is largely due to foreign currency fluctuations. During the 2004 first quarter the U.S. dollar weakened significantly, primarily against the British Pound and the euro, resulting in a net exchange rate benefit in the quarter. Excluding the benefit of exchange rate fluctuations, international revenues would have been $53.1 million in the 2004 first quarter.

Mr. Marshall G. Long, interim Chief Executive Officer of Crawford & Company, stated, "The ongoing industry-wide contraction in U.S. claims volumes continued to be evident in Crawford's core domestic operations during the first quarter. There were encouraging areas of performance, for example, in our class action services which grew revenues at 32% over the prior year first quarter. However, this growth was not sufficient to offset double-digit volume declines among our insurance company and self-insured clients."

"These trends were most evident in our U.S. operating margin, which improved from the fourth quarter but declined year-over-year. Expenses also reflected a $775,000 severance cost associated with overhead reductions made in January 2004. Absent this cost, our U.S. operating margin for the 2004 quarter would have been 3.4% as compared with 3.5% in the prior year period," Mr. Long said. "Even in a pressured operating environment, "Crawford Quality" requires that our organization stay proportionally balanced. Delivering consistent, high-quality service remains the single most important aspect of our business. So while we have taken and will continue to take steps both in the field and in the home office to manage costs in line with revenue trends, we are equally committed to maintain the bench strength critical to prompt quality service."

The Company recently announced the resignation of its former Chairman and Chief Executive Officer. Although still subject to negotiation, severance costs associated with this resignation are estimated to approximate $850,000, or $0.01 per share, during the 2004 second quarter.

Crawford & Company's management will host a conference call with analysts on Monday, April 26, 2004 at 3:00 P.M. EDT, to discuss its quarterly earnings and other developments. The call will be recorded and available for replay through May 3, 2004. You may dial 1-800-428-6051 (973-709-2089 international) to listen. The access code is 350702. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast.

Further information regarding the Company's financial position, operating results, and cash flows for the quarter ended March 31, 2004 is shown on the attached statements.

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 offices in 67 countries. Major service lines include workers' compensation claims administration and healthcare management services, property and casualty claims management, class action services and risk management information services. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. The results achieved in the quarter ended March 31, 2004 are not necessarily indicative of future prospects for the Company. Actual results in future quarters may differ materially. For a complete discussion regarding factors which could affect the Company's financial performance, see the Company's Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission, in particular the information under the headings "Business", "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. The Company's actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL JOHN GIBLIN AT (404) 847-4571.

                              CRAWFORD & COMPANY
                       COMPARATIVE STATEMENTS OF INCOME
                     (In Thousands Except Per Share Data)


QUARTER ENDED MARCH 31                                       2004                2003                % Change
                                                           --------            --------              --------

Revenues:

    Revenues Before Reimbursements                         $169,855            $167,258                  2%
    Reimbursements                                           14,881              14,707                  1%
                                                           --------            --------
Total Revenues                                              184,736             181,965                  2%

Costs and Expenses:

         Cost of Services Before Reimbursements             131,125             127,792                  3%
         Reimbursements                                      14,881              14,707                  1%
                                                           --------            --------
    Cost of Services                                        146,006             142,499                  2%

    Selling, General, and Administrative                     33,636              33,079                  2%
    Corporate Interest, Net                                   1,337               1,279                  5%
                                                           --------            --------
Total Costs and Expenses                                    180,979             176,857                  2%
                                                           --------            --------

Income Before Income Taxes                                    3,757               5,108                -26%
Income Taxes                                                  1,368               1,859                -26%
                                                           --------            --------

Net Income                                                 $  2,389            $  3,249                -26%
                                                           ========            ========

Net Income Per Share:
   Basic                                                   $   0.05            $   0.07                -29%
                                                           --------            --------
   Diluted                                                 $   0.05            $   0.07                -29%
                                                           --------            --------

Weighted Average Shares Outstanding:
   Basic                                                     48,724              48,622
                                                           --------            --------
   Diluted                                                   48,869              48,689
                                                           --------            --------


                               CRAWFORD & COMPANY
                      SUMMARY RESULTS BY OPERATING SEGMENT

                          QUARTER ENDED MARCH 31, 2004
                       (In Thousands Except Percentages)


                                                  U.S.                      International                    Total
                                           2004           2003          2004           2003            2004          2003
                                         --------       --------       -------        -------        --------       --------

Revenues Before Reimbursements           $109,313       $115,073       $60,542       $ 52,185        $169,855       $167,258

Compensation & Benefits                    69,367         74,344        42,420         35,493         111,787        109,837
% of Revenues                                63.5%          64.6%         70.1%          68.0%           65.8%          65.7%

Expenses Other than Reimbursements,
   Compensation & Benefits                 37,054         36,680        15,920         14,354          52,974         51,034
% of Revenues                                33.9%          31.9%         26.3%          27.5%           31.2%          30.5%
                                         --------       --------       -------        -------        --------       --------

Operating Earnings (1)                   $  2,892       $  4,049       $ 2,202        $ 2,338        $  5,094       $  6,387
% of Revenues                                 2.6%           3.5%          3.6%           4.5%            3.0%           3.8%
                                         ========       ========       =======        =======        ========       ========

(1)      Earnings before net corporate interest and taxes.

                               CRAWFORD & COMPANY
                    CONSOLIDATED COMPARATIVE BALANCE SHEETS
                      March 31, 2004 and December 31, 2003
                                 (In Thousands)


                                                                           MARCH 31             December 31
                                                                             2004                  2003
                                                                           ---------            -----------

ASSETS
         Current Assets:
               Cash and Cash Equivalents                                   $  31,061             $  41,564
               Accounts Receivable, Net                                      147,782               142,273
               Unbilled Revenues                                             106,835               100,253
               Prepaid Expenses and Other Current Assets                      13,258                13,028
                                                                           ---------             ---------

         Total Current Assets                                                298,936               297,118
                                                                           ---------             ---------

               Property and Equipment, at Cost                               155,810               154,786
               Less Accumulated Depreciation                                (118,937)             (117,618)
                                                                           ---------             ---------

         Net Property and Equipment                                           36,873                37,168
                                                                           ---------             ---------

         Other Assets:
               Intangible Assets Arising from Acquisitions, Net              106,125               104,523
               Capitalized Software Costs, Net                                32,156                31,540
               Deferred Income Tax Asset                                      28,584                28,505
               Other                                                          15,401                14,144
                                                                           ---------             ---------
         Total Other Assets                                                  182,266               178,712
                                                                           ---------             ---------

         Total Assets                                                      $ 518,075             $ 512,998
                                                                           =========             =========

LIABILITIES AND SHAREHOLDERS' INVESTMENT

         Current Liabilities:
               Short-Term Borrowings                                       $  50,957             $  43,007
               Accounts Payable                                               38,936                41,451
               Accrued Liabilities                                            74,264                76,727
               Deferred Revenues                                              20,472                19,172
               Current Installments of Long-Term Debt                          2,826                 3,106
                                                                           ---------             ---------

         Total Current Liabilities                                           187,455               183,463
                                                                           ---------             ---------

         Noncurrent Liabilities:
               Long-Term Debt, Less Current Installments                      51,082                50,664
               Deferred Revenues                                              10,473                10,559
               Self-Insured Risks                                              8,969                11,920
               Postretirement Medical Benefit Obligation                       6,077                 6,077
               Minimum Pension Liability                                      69,063                67,846
               Other                                                           9,839                 9,875
                                                                           ---------             ---------
         Total Noncurrent Liabilities                                        155,503               156,941
                                                                           ---------             ---------

         Shareholders' Investment:
               Class A Common Stock, $1.00 Par Value                          24,027                24,027
               Class B Common Stock, $1.00 Par Value                          24,697                24,697
               Additional Paid-in Capital                                        840                   840
               Retained Earnings                                             187,214               187,747
               Accumulated Other Comprehensive Loss                          (61,661)              (64,717)
                                                                           ---------             ---------

         Total Shareholders' Investment                                      175,117               172,594
                                                                           ---------             ---------

         Total Liabilities and Shareholders' Investment                    $ 518,075             $ 512,998
                                                                           =========             =========

                               CRAWFORD & COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                QUARTER ENDED MARCH 31, 2004 AND MARCH 31, 2003
                                 (In Thousands)


                                                                                       2004                 2003
                                                                                     --------             -------

CASH FLOWS FROM OPERATING ACTIVITIES:
         Net Income                                                                  $  2,389             $ 3,249
         Reconciliation of Net Income to Net Cash Provided by
         Operating Activities:
               Depreciation and Amortization                                            4,377               4,040
               Deferred Income Taxes                                                     (107)                221
               Loss on Sales of Property and Equipment                                     19                  71
              Changes in Operating Assets and Liabilities, Net of Effects
              of Acquisitions:
                    Accounts Receivable, Net                                           (2,723)              3,056
                    Unbilled Revenues                                                  (3,445)             (5,986)
                    Accrued or Prepaid Income Taxes                                     1,241              (1,012)
                    Accounts Payable and Accrued Liabilities                           (6,630)             (2,961)
                    Deferred Revenues                                                     776               1,039
                    Accrued Pension Costs                                              (3,646)              3,946
                    Prepaid Expenses and Other Assets                                    (296)                803
                                                                                     --------             -------
Net Cash (Used in) Provided by Operating Activities                                    (8,045)              6,466
                                                                                     --------             -------

CASH FLOWS FROM INVESTING ACTIVITIES:
         Acquisitions of Property and Equipment, Net                                   (2,132)             (2,228)
         Capitalization of Computer Software Costs                                     (2,418)             (3,167)
         Acquisitions of businesses, net of cash acquired                                (106)                 --
                                                                                     --------             -------
Net Cash Used in Investing Activities                                                  (4,656)             (5,395)
                                                                                     --------             -------

CASH FLOWS FROM FINANCING ACTIVITIES:
         Dividends Paid                                                                (2,923)             (2,918)
         Increase in Short-Term Borrowings                                              4,257               2,140
         Decrease in Long-Term Debt                                                       (21)                (75)
         Capitalized Loan Costs                                                            33                  --
                                                                                     --------             -------
Net Cash Provided by (Used in) Financing Activities                                     1,346                (853)
                                                                                     --------             -------

Effect of Exchange Rate Changes on Cash and Cash Equivalents                              852                 788
                                                                                     --------             -------
(Decrease) Increase in Cash and Cash Equivalents                                      (10,503)              1,006
Cash and Cash Equivalents at Beginning of Period                                       41,564              31,091
                                                                                     --------             -------
Cash and Cash Equivalents at End of Period                                           $ 31,061             $32,097
                                                                                     ========             =======